FOR IMMEDIATE
                                     RELEASE
CONTACT:

Robert J. Brittain, President & Chief Executive Officer
Telephone: (518)842-7200
Fax:       (518)842-7500

Harold A. Baylor, Jr., Vice President, CFO & Treasurer
Telephone: (518)842-7200
Fax:       (518)842-1688


  Ambanc Holding Co., Inc. Reports Operating Results for the Three and Twelve
                         Months Ended December 31, 1997


Amsterdam, N.Y., January 20, 1997...Robert J. Brittain, President and Chief Executive Officer of Ambanc Holding Co., Inc. (NASDAQ: AHCI), today announced that the Company recorded net income of $800,000, or basic earnings per share of $0.21 , and $2.8 million, or basic earnings per share of $0.70, for the quarter and year ended December 31, 1997, respectively. Diluted earnings per share for the 1997 reporting periods were $0.20 and $0.69, respectively. In the corresponding periods of 1996, the Company reported net losses of $4.6 million, or basic and diluted earnings per share of $(1.01) and $3.8 million or basic and diluted earnings per share of $(0.81).

Mr. Brittain attributed the significant improvement in earnings primarily to reductions in the provision for loan losses and expenses related to real estate owned and repossessed assets. Also contributing to the earnings improvement were increases in gains on the sales of securities of $283,000 and $877,000 for the three and twelve months ended December 31, 1997, as compared, respectively, to the 1996 periods.

The provision for loan losses for the quarter ended December 31, 1997, compared to the fourth quarter in 1996, decreased by $6.6 million to $225,000. For the year 1997, the Company's total provision for loan losses declined by $8.4 million to $1.1 million compared to $9.5 million in 1996. Additionally, expenses related to real estate owned and repossessed assets were reduced by $1.6 million to $64,000 for the quarter and by $2.2 million to $355,000 for all of 1997 when compared to the comparable 1996 periods.

During the fourth quarter of 1996, the Company completed the bulk sales of certain loans and foreclosed real estate. The proceeds received from the bulk sales approximated 74 % of the book value of the assets sold. In addition, the Company increased its provision for loan losses related to the Company's lending relationship with the Bennett Funding Group by $1.3 million in the fourth quarter of 1996, bringing the total Bennett provision for loan losses for all of 1996 to $2.8 million on a total loan exposure of $3.6 million.

Ambanc Holding Co., Inc. is a unitary savings and loan holding company. The Company's primary subsidiary, Amsterdam Savings Bank, F.S.B., operates twelve banking offices in Montgomery (4), Saratoga (4), Albany (2), Schenectady (1), and Fulton (1) counties in the Capital Region of upstate New York.


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                     Ambanc Holding Co., Inc. & Subsidiaries
                  Selected Consolidated Financial Information
                                   (unaudited)
                                           December 31,   December 31,
                                               1997           1996
                                               -------------------
                                                  (In Thousands)
Selected Consolidated Financial Condition Data:

Total assets                                  $510,444        $472,421
Securities available for sale, at fair value   205,842         200,539
Loans receivable, net of unamortized fees      284,930         251,532
Allowance for loan losses                        3,807           3,438
Deposits                                       333,265         298,082
Total borrowings                               111,550         108,780
Total equity                                    61,202          61,518


                                        For the Year        For the Three Months
                                     Ended December 31,      Ended December 31,
                                     1997          1996       1997        1996
                                     -----------------------------------------
                                                    (In Thousands)
Selected Consolidated Operations Data:


Total interest income                 $35,566      $32,347     $9,291    $9,045
Total interest expense                 19,654       16,434      5,288     4,897
                                       ------       ------      -----     -----
Net interest income                    15,912       15,913      4,003     4,148
Provision for loan losses               1,088        9,450        225     6,840
                                        -----        -----        ---     -----
Net interest income after
  provision for loan losses            14,824        6,463      3,778    (2,692)
Fees and service charges                  786          764        206       215
Net gain (loss) on sales of
  AFS securities                          775         (102)       270       (13)
Other non-interest income                 265          258         69        88
                                          ---          ---         --        --
Total non-interest income               1,826          920        545       290
Total non-interest expense             12,196       13,147      3,023     4,527
                                       ------       ------      -----     -----
Income  before taxes                    4,454       (5,764)     1,300     6,929)
Income tax provision                    1,693       (1,929)       500    (2,325)
                                        -----       ------        ---    ------
Net income                             $2,762       $3,834)      $800    $4,604)
                                       ======       ======       ====    ======
Net income per common share
outstanding (basic)                     $0.70       ($0.81)     $0.21    ($1.01)
                                        =====       ======      =====    ======

Net income per common share
outstanding (diluted)                   $0.69       ($0.81)     $0.20    ($1.01)
                                        =====       ======      =====    ======


Weighted average number of shares
  issued and outstanding (basic)    3,940,778    4,765,274  3,832,395 4,537,325
                                    =========    =========  ========= =========

Weighted average number of shares
  issued and outstanding (diluted)  3,992,674    4,765,274  3,948,395 4,537,325
                                    =========    =========  ========= =========

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


                                 For the Year             For the Three Months
                              Ended December 31,          Ended December 31,
                              1997          1996           1997         1996
                              ----          ----           ----         ----
                                               (unaudited)

Performance Ratios:

Return on average assets          0.56     (0.84)          0.63         (3.70)
Return on average equity          4.52     (5.24)          5.29        (26.07)
Interest rate spread              2.58      2.74           2.46          2.54
Net interest margin               3.36      3.66           3.23          3.38
Efficiency ratio                 69.81     62.50          69.17         64.48
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities                   118.93    124.26         117.99        120.60

                                         December 31,    December 31,
                                             1997           1996
                                             ----           ----
                                                 (unaudited)
Asset Quality Ratios:

Non-performing assets to total assets
  at end of period                           0.66           1.18
Non-performing loans to total loans          1.14           1.94
Allowance for loan losses to
  non-performing loans                     117.10          70.47
Allowance for loan losses to loans
  receivable                                 1.34           1.37

Capital Ratios:

Equity to total assets at end of period     11.99          13.02
Average equity to average assets            12.42          15.95
Book value per share  (1):
  Equity net of after-tax effect from
  unrealized (losses) on securities
  available for sale                       $14.21         $14.01

  Equity before after-tax effect from
  unrealized (losses) on securities
  available for sale                       $14.28         $14.02

Other Data:
Number of full-service offices                 12              9

(1) Calculation considers ESOP and RRP shares as outstanding


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